Exhibit (a)(1)(D)

INSTRUCTION FORM
with respect to an
Offer to Exchange Common Shares

for

Up to [    ] [    ]  of [      ] in

[Selected REIT]
by the

REIT EXCHANGE FUND, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated   , 2013 which forms part of a registration statement on Form N-2, dated April 9, 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer”), in connection with the offer by REIT Exchange Fund, Inc., a Maryland Corporation (“RXF”), to exchange its shares of common stock for [    ] (the “[    ]”) in [   ] (the “Corporation”) upon the terms and subject to the conditions of the Exchange Offer.

Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

Dated: , 2013

(Signatures(s))

(Please Print Name(s))

Address
(Include Zip Code)
Area Code and Telephone No.

Taxpayer Identification or Social Security No.